CONSULTING AGREEMENT

     Consulting Agreement ("Agreement") by and between Software Publishing Corporation Holdings, Inc., a Delaware corporation (the "Company"), and Michele Ladovich ("ML")as of the 17th day of December, 1998 (the "Effective Date").

     In consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   TERMS.

     1.1 Services. The Company hereby retains ML to provide investor relations and public relations consulting services within the European Union and the United Kingdom for and during the term hereof, subject to the direction of the Board of Directors of the Company and the terms and conditions hereof. ML hereby accepts such retention under the terms and conditions set forth in this Agreement.

     1.2 Duties of ML. ML shall provide consulting services for the Company and shall have such duties as may be reasonably assigned to him from time to time by the Board of Directors of the Company. ML agrees to devote part of his business time and services to the faithful performance of the duties, responsibilities, and authorities which may be reasonably assigned to him hereunder. It is understood that ML will not be providing his services on a full-time basis.

     1.3 Term. Unless sooner terminated as provided in Section 1.5 hereof, this Agreement has become effective as of the date set forth above and shall continue in force and effect until the fifth anniversary of the date hereof, unless extended as further described as follows:

     1.4 Compensation. Subject to provisions of Section 1.5 hereof as compensation for services rendered by ML as a consultant under this Agreement, subject to ratification by the Board of Directors of the Company, the Company shall grant to ML 600,000 warrants, each such warrant to purchase one share of common stock at an exercise price of $.75, 500,000 of which warrants being exercisable immediately and 100,000 of such warrants being exercisable on June 17, 1999, and all of such warrants expiring on the seventh anniversary of the date of this agreement. A form of Warrant is attached as Exhibit "A" hereto. The Company may also grant such other stock options and other incentives as the Company's Board of Directors may determine in its sole discretion.

     1.5 Termination. Notwithstanding any other provisions in this Agreement:

               (a) Death. If ML dies during the term of this Agreement, this Agreement shall automatically terminate as of the date of ML's death; and the Company shall have no further obligation to ML or his estate, except to pay ML any accrued, but unpaid compensation under Section 1.4 hereof.

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               (b)  Voluntary  Termination  by ML. In the event that  during the term hereof, ML shall voluntarily terminate this Agreement, or ML shall refuse to perform the services required hereunder, then, in such event, this Agreement shall automatically be terminated and ML shall have the right to receive any unpaid compensation to the date of termination, but no other compensation.

     1.6 Expense Reimbursement and Travel Advances. ML shall be entitled to reimbursement for any and all reasonable expenses, including travel and entertainment, incurred by ML in the performance of this Agreement. ML will take all actions necessary to maintain the tax deductibility of any such expenses by the Company and shall submit vouchers prior to reimbursement for expenses. All expense report vouchers of ML shall be approved by the President of the Company. Expenses in excess of $1,000.00 per occurrence must be approved in advance by the President of the Company.

     1.7 Protection from Liability. The Company may provide ML with appropriate insurance coverage as necessary to protect ML from any and all personal liability incurred in the normal performance of ML's designated duties. The Company agrees to indemnify ML to the fullest extent permitted by law for any liabilities in connection with the lawful performance of services hereunder.


2. PROTECTIVE COVENANTS. Because (i) ML will become fully familiar with all aspects of the Company's business during the period of this Agreement with the Company, (ii) certain information of which ML will gain knowledge during this Agreement is proprietary and confidential information which is of special and peculiar value to the Company, (iii) if any such proprietary and confidential information were imparted to or became known by any persons, including ML, engaging in a business in competition with that of the Company, hardship, loss and irreparable injury and damage could result to the Company, the measurement of which would be difficult if not impossible to ascertain, and (iv) it is necessary for the Company to protect its business from such damage, the following covenants constitute a reasonable and appropriate means, consistent with the best interests of ML and the Company, to protect the Company against such damage and shall apply to and be binding upon ML as provided herein:

     2.1 Non-Competition by ML. ML covenants that, during the term of this Agreement and for a period of one year thereafter, ML will not engage in or participate in any business which is in competition with the business of the Company on the date of termination and which continues during the period of non-competition.

     2.2 Trade Secrets, Proprietary and Confidential Information. ML recognizes that his position with the Company is one of the highest trust and confidence by reason of ML's access to and contact with trade secrets and confidential and proprietary information of the Company. ML shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company. ML covenants that during the term of this Agreement and thereafter, he will not disclose disseminate or distribute to another, nor induce any other person to disclose, disseminate, or distribute, any trade secret or proprietary or confidential information of the Company, directly or indirectly, ML's own benefit or for the benefit of another, whether or not acquired, learned, obtained or developed by ML use or cause to be used, any trade secret, proprietary or confidential information in any way except as is required in the course of the services to the Company hereunder. The foregoing shall not apply to information which becomes public or other than as a result of the prohibited acts of ML. All confidential information relating to the business of the Company, whether prepared by ML or otherwise coming into their possession, shall remain the exclusive property of the Company and shall not, except in the furtherance of the business of the Company, be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company.

     2.3 Remedies. In the event of breach or threatened breach by ML of any provision of this Section 2, the Company shall be entitled to apply for relief by temporary restraining order, temporary injunction, or permanent injunction and to all other relief to which it may be entitled, including any said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, and the pursuit of any one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or as to any other breach, violation, or threatened breach or violation.


3.   MISCELLANEOUS.

     3.1 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered
(i) on the date personally delivered or (ii) two days after the date deposited in a receptacle maintained by the United States Postal Services for such purpose, addressed as set forth below, or (iii) one day after properly sent by Federal Express, addressed as set forth below:

     If to ML:           103 Rue Caulaincourt
                         75018 Paris
                         France
                         Fax: 011 460 62422

     If to the Company:  Software Publishing Corporation Holdings, Inc.
                         3A Oak Road
                         Fairfield, New Jersey 07004
                         Fax: (973) 808-2645

     with a copy to:     Kaufman & Moomjian, LLC
                         50 Charles Lindbergh Boulevard - Suite 206
                         Mitchel Field, New York 11553
                         Fax: (516) 222-5110

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

     3.2 Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

     3.3 Waiver, Modification and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. This instrument, and the documents referred to herein, contain the entire agreement of the parties and supersede any and all other agreements either oral or in writing, between the parties hereto with respect to services of ML to the Company and contain all of the covenants and agreements between the parties with respect to such services in any manner whatsoever. This Agreement may not be modified, altered or amended except by written agreement of all parties hereto.

     3.4 Binding Effect. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon ML, his successors, heirs, representatives, and assigns, as the case may be.

     3.5 Governing Law. This Agreement shall be governed by the internal laws of the State of New York, without regard to its conflicts of law principles.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   SOFTWARE PUBLISHING CORPORATION
                                           HOLDINGS, INC.


                                   By: /s/ Mark E. Leininger
                                       Mark E. Leininger, President


                                       /s/ Michele Ladovich
                                       Michele Ladovich